Exhibit 3.2

Registration number 53439

B Y E - L A W S

of

Seadrill Limited

I HEREBY CERTIFY that the within-written Bye-Laws are a true copy of the Bye-Laws of Seadrill Limited as adopted on 2 July 2018 pursuant to a written resolution of the above Company.

Secretary

INTERPRETATION

1.	In these Bye-Laws unless the context otherwise requires-

•	“Ad Hoc Group Parties” means: (a) collectively, beneficial owners (or investment advisors, sub-advisors or managers acting on behalf of such beneficial owners) of Unsecured Notes Claims (as defined in the Plan) and/or one or more of their respective Affiliates, related funds, managed accounts and/or designees, in each case that are represented by Stroock & Stroock & Lavan LLP as at the Plan Effective Date and are signatories to the Investment Agreement; or (b) any Affiliate of a person defined in (a) which is a successor in title to that person;

•	“Affiliate” has the meaning given to it in the Investment Agreement;

•	“Barclays” means the Distressed Trading Desk of Barclays Bank PLC;

•	“Bermuda” means the Islands of Bermuda;

•	“Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

•	“Branch Register” means a branch of the Register kept pursuant to the Principal Act;

•	“Bye-Laws” means these Bye-Laws in their present form or as from time to time amended;

•	“Business Day” means a day on which banks are open for the transaction of general banking business in each of Oslo, Norway, New York, USA and Hamilton, Bermuda;

•	“Centerbridge” means Centerbridge Credit Partners L.P. and its Affiliates that are signatories to the Investment Agreement;

•	“Centerbridge Director” means a person appointed by Centerbridge to the Board as an Independent Director;

•	“Chairman” means the chairman of the Board, howsoever appointed;

•	“Commission” means the United States Securities and Exchange Commission;

•	“Company” means Seadrill Limited, the company incorporated in Bermuda with registration number 53439 under the name New SDRL Limited, and which changed its name to Seadrill Limited on 2 July 2018, for which these Bye-Laws are adopted;

•	“Company Parties” has the meaning given to that term in the RSA;

•	“Corporate Director” means a Director which is not a natural person, whether incorporated, unincorporated or otherwise;

•	“Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

•	“Director” means a member of the Board appointed in accordance with these Bye-Laws;

•	“Electronic Transactions Act” means the Electronic Transactions Act 1999 of Bermuda;

•	“Employees’ Share Scheme” means a scheme established pursuant to Bye-Law 117 for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of:

(a)	the Directors and Officers of the Company (whether employees or not);

(b)	the bona fide employees or former employees of the Company or any Subsidiary of the Company; or

(c)	the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

•	“Equity Commitment” has the meaning given to that term in the Investment Agreement;

•	“Equity Securities” means common shares in the Company;

•	“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute, and the rules and regulations promulgated by the Commission thereunder);

•	“Extraordinary Resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast at a general meeting of the Company;

•	“Guarantors” has the meaning given to it in the Notes Indenture;

•	“Hemen” means Hemen Holding Limited, a Cyprus holding company with registration number HE87804 and Hemen Investments Limited, a Cyprus holding company with registration number HE371665, and any other holder of Equity Securities that is either wholly-owned by a Trust or directly or indirectly owned by John Fredriksen;

•	“Hemen Director” means a person appointed by Hemen to the Board as a Director;

•	“IHCo” means Seadrill Investment Holding Company Limited, a company incorporated under the laws of Bermuda with registration number 53437;

•	“Independent Director” means a Director that is: (i) independent within the meaning of Rule 10A-3 under the Exchange Act; and (ii) independent within the meaning of the listing standards of the New York Stock Exchange and the Oslo Stock Exchange rules and regulations;

•	“Independent Nominee” means a person appointed by Hemen to the Board who shall not be a related party of Hemen or otherwise connected with Hemen and shall be an Independent Director, subject to the provisions of these Bye-Laws;

•	“Initial Centerbridge Investment” means the Equity Commitment held by Centerbridge in the Equity Securities of the Company at Closing (as such term is defined in the Investment Agreement);

•	“Initial Select Commitment Parties Investment” means the Equity Commitment held by the Select Commitment Parties in the Equity Securities at Closing (as such term is defined in the Investment Agreement);

•	“Investment Agreement” means the investment agreement made by and among Seadrill Limited, the other Company Parties, and the Commitment Parties (as such terms are defined therein), dated 12 September 2017, as amended on 12 October 2017, as further amended on 26 February 2018 pursuant to that certain Amendment, Assignment and Joinder Agreement in Respect of Investment Agreement;

•	“Investors” means each of Hemen, Centerbridge, Barclays and each of the Select Commitment Parties and each of the Ad Hoc Group Parties, and “Investor” shall mean any one of them;

•	“Investor Appointed Director” means each Hemen Director, Independent Director, Centerbridge Director, Select Commitment Parties’ Director and Joint Designee Director, provided, however, that any such Director shall cease to be an Investor Appointed Director at such time as such Director becomes subject to re-election by Ordinary Resolution pursuant to Bye-Law 103;

•	“Joint Designee Director” means a person appointed to the Board by mutual agreement of Hemen, Centerbridge and the Select Commitment Parties (with each party’s consent not to be unreasonably withheld) as an Independent Director;

•	“Listing Exchange” means any stock exchange or quotation system upon which any of the shares of the Company are listed from time to time;

•	“New Commitment Parties” means each of the Ad Hoc Group Parties and Barclays;

•	“Notes” has the meaning given to that term in the Notes Indenture;

•	“Notes Indenture” means the 2025 Notes Indenture dated 2 July 2018 by and among NSNCo as the issuer, the Company as Guarantor, the other Guarantors party thereto and Deutsche Bank Trust Company Americas as Trustee, Principal Paying Agent, Transfer Agent and Registrar (as each such term is therein defined);

•	“NSNCo” means Seadrill New Finance Limited, a company incorporated under the laws of Bermuda with registration number 53451;

•	“Officer” means an officer of the Company appointed in accordance with these Bye-Laws;

•	“Ordinary Resolution” means a resolution passed by a simple majority of votes cast at a general meeting of the Company;

•	“paid up” means paid up or credited as paid up;

•	“Percentage Interest” means, with respect to any Shareholder, the percentage that Shareholder owns of the total issued and outstanding Equity Securities owned by all Shareholders at the relevant time;

•	“Plan” means the joint chapter 11 plan of reorganization filed by Seadrill Limited and certain Company Parties, as defined in the RSA, pursuant to title 11 of the United States Code, 11 U.S.C. §101-1532, as amended;

•	“Plan Effective Date” means the effective date of the Plan;

•	“Principal Act” means the Companies Act 1981 of Bermuda;

•	“Register” means the Register of Shareholders of the Company (or, as applicable, a Branch Register) kept in physical form at the Registered Office (or, as applicable, another Registration Office in the case of a Branch Register) and maintained at all times in accordance with the Principal Act;

•	“Registered Office” means the registered office for the time being of the Company;

•	“Registrar” means Nordea Bank AB (publ), filial i Norge acting through its Registrar Department, or such other person or body corporate who may from time to time be appointed by the Board in place of Nordea Bank AB (publ), filial i Norge as branch registrar of the Company with responsibility to maintain the VPS Register;

•	“Registration Office” means the place where the Board may from time to time determine to keep the Register and/or a Branch Register and where (except in cases where the Board otherwise directs) the transfer and documents of title are to be lodged for registration;

•	“Resident Representative” means any person appointed to act as the resident representative of the Company and includes any deputy or assistant resident representatives;

•	“RigCo” means Seadrill Rig Holding Company Limited, a company incorporated under the laws of Bermuda with registration number 53436;

•	“RSA” means the restructuring support and lock-up agreement (including all exhibits, annexes and schedules thereto) entered into on 12 September 2017, by and among Seadrill Limited, North Atlantic Drilling Limited, Sevan Drilling Limited, certain of their respective direct and indirect subsidiaries, and certain lenders, amongst others, as amended on 26 February 2018 pursuant to that certain Amendment, Stipulation and Joinder Agreement in Respect of Restructuring Support and Lock-Up Agreement;

•	“Seal” means the common seal of the Company and includes any duplicate thereof;

•	“Secretary” includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

•	“Securities Act” means the U.S. Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the Commission thereunder;

•	“Select Commitment Parties” means, collectively, certain funds and/or accounts that are managed, advised or sub-advised by each of Aristeia Capital L.L.C., GLG Partners LP, Saba Capital Management LP and Whitebox Advisors, LLC or such person’s Affiliate(s), in each case, that are signatories to the Investment Agreement;

•	“Select Commitment Parties’ Director” means a person appointed by the Select Commitment Parties to the Board as an Independent Director;

•	“Shareholder” means a shareholder of the Company;

•	“Specified Time” has the meaning set forth in Bye-Law 103;

•	“Subsidiary” means, in relation to the Company, any corporation, partnership, joint venture or other legal entity in or over which the Company (either alone or through or together with any other Subsidiary): (i) owns, directly or indirectly, more than fifty per cent. of the shares or other equity interest; (ii) has the power to elect the majority of the board of directors or similar governing body, or otherwise to cast the majority of votes at a meeting of the board of directors or similar governing body; or (iii) has the power to govern the financial and/or operating policies;

•	“Treasury Shares” means any share of the Company that was acquired and held by the Company, or as treated as having been acquired and held by the Company which has been held continuously by the Company since it was acquired and which has not been cancelled;

•	“Trust” means any trust created for the benefit of John Fredriksen, his direct lineal descendants and/or the personal estate of any of the aforementioned persons and their estates;

•	“Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation;

•	“VPS” means Verdipapirsentralen ASA, a Norwegian corporation maintaining a computerized central share registry in Oslo, Norway, for bodies corporate whose shares are listed for trading on the Oslo Stock Exchange, and includes any successor registry; and

•	“VPS Register” means the Branch Register kept in Oslo, Norway, or the register of beneficial interests in shares of the Company maintained through VPS, as applicable.

For the purpose of these Bye-Laws a body corporate shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present.

Words importing the singular number also include the plural number and vice versa.

Notwithstanding the foregoing, during periods when the Company has elected or appointed only one Director as permitted by the Companies Acts and these Bye-Laws, references to “the Board” and “the Directors” shall be construed as if they are references to the sole Director of the Company.

The phrase “issued and outstanding” in relation to shares means shares in issue other than Treasury Shares.

Words importing the masculine gender also include the feminine and neuter genders respectively.

Words importing persons also include companies and associations or bodies of persons, whether corporate or unincorporated.

References to writing shall include typewriting, printing, lithography, facsimile, photography and other modes of reproducing or reproducing words in a legible and non-transitory form including electronic transfers by way of e-mail or otherwise and shall include any manner permitted or authorized by the Electronic Transactions Act.

References to an “electronic record” shall be deemed to include any record created, stored, generated, received or communicated by electronic means and includes any electronic code or device necessary to decrypt or interpret such a record.

Unless otherwise defined herein, any words or expressions defined in the Principal Act shall bear the same meaning in these Bye-Laws.

Any reference in these Bye-Laws to any statute or section thereof shall, unless expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

Headings in these Bye-Laws are inserted for convenience of reference only and shall not affect the construction thereof.

Bye-Law 6, sub-paragraphs (b) through (h) of Bye-Law 42, Bye-Law 51 and Bye-Law 57 shall not have effect until such time as the Company’s shares are listed on the Oslo Stock Exchange, and these Bye-Laws shall be read and construed accordingly.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES

3.	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Board may determine.

4.	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

5.	Except as ordered by a court of competent jurisdiction, as required by law or as otherwise provided in these Bye-Laws, no person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereon) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.	With effect from the date of the listing of the Company’s shares on the Oslo Stock Exchange, the Company shall not issue shares unless they are fully paid, except as may be prescribed by an Ordinary Resolution.

6A.	The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

SHARE RIGHTS

7.	Subject to the Companies Acts and any special rights conferred on the holders of any other share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine.

8.	Subject to any Ordinary Resolution to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

9.	Subject to the Companies Acts, any preference shares may, with the sanction of an Ordinary Resolution, be issued on terms:

(a)	that they are to be redeemed on the happening of a specified event or on a given date; and/or

(b)	that they are liable to be redeemed at the option of the Company; and/or

(c)	that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be either as the Company may determine by Ordinary Resolution or, in the event that the Company in general meeting may have so authorized, as the Board or any committee thereof may by resolution determine before the issuance of such shares.

10.	At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

11.	At any time that the Company holds Treasury Shares, all of the rights attaching to the Treasury Shares shall be suspended and shall not be exercised by the Company. Without limiting the generality of the foregoing, if the Company holds Treasury Shares, the Company shall not have any right to attend and vote at a general meeting or sign written resolutions and any purported exercise of such a right shall be void.

12.	Except where required by the Principal Act, Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital or shares of the Company.

MODIFICATION OF RIGHTS

13.	Subject to the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five per cent. in nominal value of the issued shares of that class or with the sanction of a resolution passed by a majority of seventy-five per cent. of the votes cast at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but:

(a)	the necessary quorum at any such meeting shall be two or more persons (or in the event that there is only one holder of the shares of the relevant class, one person) holding or representing by proxy in the aggregate at least one third in nominal value of the shares of the relevant class;

(b)	every holder of shares of the relevant class present in person or by proxy shall be entitled on a poll to one vote for every such share held by him; and

(c)	any holder of shares of the relevant class present in person or by proxy may demand a poll.

14.	The rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

POWER TO PURCHASE OWN SHARES

15.	The Company shall have the power to purchase its own shares for cancellation.

16.	The Company shall have the power to acquire its own shares to be held as Treasury Shares.

17.	The Board may exercise all of the powers of the Company to purchase or acquire its own shares, whether for cancellation or to be held as Treasury Shares in accordance with the Principal Act.

CERTIFICATES

18.	The preparation, issue and delivery of certificates shall be governed by the Companies Acts. A person whose name is entered in the Register as the holder of any shares shall be entitled to receive within two months of a demand for same a certificate for such shares under the Seal of the Company or bearing signature of a Director or the Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of shares and whether the same are fully paid up and, if not, specifying the amount paid on such shares, as prima facie evidence of title of such person to such shares. In the case of a share held jointly by several persons, delivery of a certificate for such share to one of several joint holders shall be sufficient delivery to all.

19.	If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence, indemnity and payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

20.	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal (or a facsimile thereof) or bearing signature of a Director or the Secretary or a person expressly authorized to sign. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

21.	Notwithstanding any provisions of these Bye-Laws:

(a)	the Board shall, subject always to the Principal Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-Laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Board and as permitted by the Principal Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

LIEN

22.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

23.	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the holder for the time being of the share.

24.	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25.	Subject to Bye-Law 6, the Company may issue shares which are nil paid or partly paid and the Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least seven days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

26.	A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

27.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

28.	If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

29.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

30.	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

31.	If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

32.	The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Bye-Laws to forfeiture shall include surrender.

33.	If the requirements of any such notice as aforesaid are not compiled with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

34.	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

35.	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and, at any time before a sale, re-allotment or disposition, the forfeiture may be canceled on such terms as the Board may think fit.

36.	A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

37.	An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

38.	The Secretary shall establish and maintain the Register in the manner prescribed by the Companies Acts. The Register shall be open to inspection without charge at the Registered Office on every Business Day, subject to reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register may, after notice has been given in accordance with the Companies Acts, be closed for any time or times not exceeding in the whole thirty days in each year. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.

39.	Subject to the Companies Acts, the Company may establish one or more Branch Registers, and the Board may make and vary such regulations as it determines in respect of the keeping of any Branch Register, including maintaining a Registration Office in connection therewith.

REGISTER OF DIRECTORS AND OFFICERS

40.	The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection without charge at the Registered Office on every Business Day, subject to reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection.

TRANSFER OF SHARES

41.	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable and to the provisions of any applicable United States securities laws (including, without limitation, the Securities Act, and the rules promulgated thereunder), any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

42.	The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Should the Company be permitted to do so under the laws of Bermuda, the Board may, either generally or in any particular case, upon request by the transferor or the transferee, accept mechanically or electronically executed instruments of transfer and may also make such regulations with respect to transfer in addition to the provisions of these Bye-Laws as it considers appropriate. The Board may, in its absolute discretion, decline to register any transfer of any share which is not a fully-paid share. In addition:

(a)	The Board shall decline to register the transfer of any share, and shall direct the Registrar to decline (and the Registrar shall decline) to register the transfer of any interest in any share held through a Branch Register, to a person where the Board is of the opinion that such transfer might breach any law or requirement of any authority or any Listing Exchange until it has received such evidence as it may require to satisfy itself that no such breach would occur.

(b)	The Board may decline to register the transfer of any share, and may direct the Registrar to decline (and the Registrar shall decline if so requested) to register the transfer of any interest in any share held through the VPS Register, if the registration of such transfer would be likely, in the opinion of the Board, to result in fifty per cent. or more of the aggregate issued share capital of the Company or shares of the Company to which are attached fifty per cent. or more of the votes attached to all issued and outstanding shares of the Company being held or owned directly or indirectly, (including, without limitation, through the VPS Register) by a person or persons resident for tax purposes in Norway, provided that this provision shall not apply to the registration of shares in the name of the Registrar as nominee of persons whose interests in such shares are reflected in the VPS Register, but shall apply, mutatis mutandis, to interests in shares of the Company held by persons through the VPS Register.

(c)	For the purposes of this Bye-Law, each Shareholder (other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the VPS Register) shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the Register for such Shareholder, and each person whose interests in shares are reflected in the VPS Register shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the VPS Register for such person. If such Shareholder or person is not resident for tax purposes in such jurisdiction or if there is a subsequent change in his residence for tax purposes, such Shareholder shall notify the Company immediately of his residence for tax purposes.

(d)	Where any Shareholder or person whose interests in shares are reflected in the VPS Register fails to notify the Company in accordance with the foregoing, the Board and the Registrar may suspend sine die such Shareholder’s or person’s entitlement to vote or otherwise exercise any rights attaching to the shares or interests therein and to receive payments of income or capital which become due or payable in respect of such shares or interests and the Company shall have no liability to such Shareholder or person arising out of the late payment or non-payment of such sums and the Company may retain such sums for its own use and benefit. In addition to the foregoing, the Board and the Registrar may dispose of the shares in the Company or interests herein of such Shareholder or person at the best price reasonably obtainable in all the circumstances, and in connection therewith the Board is authorized to appoint any person to sign any instrument of transfer on behalf of such Shareholder or person. Where a notice informing such Shareholder or person of the proposed disposal of his shares or interests therein has been served, his shares or interest therein may not be transferred otherwise than in accordance with this Bye-Law and any other purported transfer of such shares or interests therein shall not be registered in the Register and/or the VPS Register and shall be null and void.

(e)	The provision of these Bye-Laws relating to the protection of purchaser of shares sold under lien or upon forfeiture shall apply mutatis mutandis to a disposal of shares or interests therein by the Company or the Registrar in accordance with this Bye-Law.

(f)	Without limiting the generality of the foregoing, the Board may also decline to register any transfer unless:-

(i)	the instrument of transfer is duly stamped and lodged with the Company accompanied by the certificate for the shares to which it relates if any and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of share; and

(iii)	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

(g)	Subject to any directions of the Board from time to time in force the Secretary may exercise the powers and discretion of the Board under this Bye-Law and Bye-Laws 41 and 43.

(h)	If fifty per cent. or more of the aggregate issued share capital of the Company or shares to which are attached fifty per cent. or more of the votes attached to all issued and outstanding shares of the Company are found to be held or owned directly or indirectly (including, without limitation, through the VPS Register) by a person or persons resident for tax purposes in Norway, other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the VPS Register, the Board shall make an announcement to such effect through the Oslo Stock Exchange, and the Board and the Registrar shall thereafter be entitled and required to dispose of such number of shares of the Company or interests therein held or owned by such persons as will result in the percentage of the aggregate issued share capital of the Company held or owned as aforesaid being less than fifty per cent., and, for these purposes, the Board and the Registrar shall in such case dispose of shares or interests therein owned by persons resident for tax purposes in Norway on the basis that the shares or interests therein most recently acquired shall be the first to be disposed of (i.e. on the basis of last acquired first sold) save where there is a breach of the obligation to notify tax residency pursuant to the foregoing, in which event the shares or interests therein of the person in breach thereof shall be sold first. In connection with any such disposal, the Board is authorized to appoint any person to sign an instrument of transfer on behalf of the person holding such shares or interests. Holders of shares in the Company or interests therein shall not be entitled to raise any objection to the disposal of their shares or interests, but the provisions of these Bye-Laws relating to the protection of purchasers of shares sold under lien or upon forfeiture shall apply mutatis mutandis to any disposal of shares or interests therein made in accordance with this Bye-Law.

43.	If the Board declines to register a transfer it shall, within sixty days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

44.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register and/or the VPS Register relating to any share.

45.	The Company may dispose of or transfer Treasury Shares for cash or other consideration.

46.	Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange shall be transferred in accordance with the rules and regulations of such stock exchange.

TRANSMISSION OF SHARES

47.	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.

48.	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall signify his election by signing an instrument of transfer of such share in favor of that other person. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer shared by such Shareholder.

49.	A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

50.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 47, 48 and 49.

DISCLOSURE OF MATERIAL INTERESTS

51. (a)	Any person (other than the Registrar in respect of those shares registered in its name in the Register as the nominee of persons whose interests in such shares are reflected in the VPS Register) who acquires or disposes of an interest in shares to the effect that the requirements of the Oslo Stock Exchange in effect from time to time concerning the duty to flag changes in a person’s interest in shares require such changes to be notified shall notify the Registrar immediately of such acquisition or disposal and the resulting interest of that person in shares.

(b)	For the purposes of this Bye-Law, a person shall be deemed to have an interest in shares:

(i)	owned by such person’s spouse, minor child or cohabitant;

(ii)	owned by any body corporate in which such person owns shares representing the majority of the votes attaching to all of the issued and outstanding shares of such body corporate or over which he has as owner of shares in such body corporate or by virtue of an agreement a determining influence and a substantial participation (as those terms are interpreted by the Norwegian courts from time to time) in the results of such body corporate’s operations;

(iii)	owned by any person with whom such person acts in concert (as such term is interpreted from time to time by the Oslo Stock Exchange), by virtue of any agreement or otherwise;

(iv)	registered in the name of a nominee of such person or of any person referred to in clause (i), (ii), or (iii) in relation to such person;

(v)	which are issuable on the exercise of any options, convertible bonds, subscription rights or any other rights to acquire shares in which such person has an interest;

(vi)	subject to a lien or other security interest in favor of such person;

(vii)	which are issuable on the exercise of purchase rights, preemption rights, or other rights related thereto in which such person has an interest and which are activated by the acquisition, disposal or conversion of shares;

(viii)	subject of any other agreed restriction on a Shareholder’s right to dispose of same or to exercise such Shareholder’s rights as a Shareholder, in favor of such person, except agreements to separate the dividend right from the ownership right of a share;

(ix)	in connection with the acquisition of which there was given guarantee of their purchase price by such person or such person otherwise undertook a risk with respect to the value thereof and which guarantee or risk remains outstanding.

(c)	The Registrar shall promptly report any such notification of interest to the Oslo Stock Exchange and the Company.

(d)	If a person fails to give notification of a change in his interest in shares in accordance with this Bye-Law and the Board believes that such person has acquired or disposed of an interest in shares in circumstances in which he would be subject to the notification requirements of this Bye-Law, the Board shall require the Registrar to serve upon that person a notice:

(i)	requiring him to comply with the notification requirements in relation to the change in his interest in shares; and

(ii)	informing him that, pending compliance with the notification requirements, the registered holder or holders of the shares in which that person is interested shall not be entitled to vote or otherwise exercise any rights attaching to the shares to which the notice relates nor shall such registered holder or holders be entitled to receive payments of income or capital which become due or payable in respect of such shares. The registered holder’s or holders’ entitlement to vote and entitlement to such payments shall be suspended pending compliance with the notification requirements without any liability of the Company to such holder or holders arising for late payment or nonpayment and the Company may retain such sums for its own use and benefit during such period of suspension.

INCREASE OF CAPITAL

52.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Ordinary Resolution shall prescribe.

53.	The Company may, by the Ordinary Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

54.	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

55.	The Company may from time to time by Ordinary Resolution:

(a)	increase its capital as provided by Bye-Law 52;

(b)	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(c)	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(d)	sub-divide its shares or any of them into shares of smaller amount than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(e)	make provision for the issue and allotment of shares which do not carry any voting rights;

(f)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(g)	change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, for this purpose, the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

56.	Subject to the provisions of the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Ordinary Resolution from time to time convert any preference shares into redeemable preference shares.

57.	The Company may from time to time purchase its own shares on such terms and in such manner as may be authorized by the Board, subject to the rules, if applicable, of the Listing Exchange. In the event the Company conducts a tender offer for its shares, any such offer which is made through the facilities of the Oslo Stock Exchange shall be expressed as being conditional upon no Shareholders or persons resident for tax purposes in Norway owning or controlling fifty per cent. or more of the issued share capital or the votes attaching to the issued and outstanding share capital of the Company following such purchase.

Any share so purchased shall be treated as cancelled, and the amount of the Company’s issued share capital shall be diminished by the nominal value of the shares purchased, but such purchase shall not be taken as reducing the amount of the Company’s authorized share capital.

58.	Subject to the Companies Acts, the Company shall have the option, but not the obligation, to repurchase from any Shareholder or Shareholders all fractions of shares, and all holdings of fewer than 100 shares, registered in the name of said Shareholder or Shareholders. Such repurchase shall be on such terms and conditions as the Board may determine, provided that in any event, the repurchase price shall be not less than the closing market price per share quoted on the Oslo Stock Exchange on the effective date of the repurchase. In connection therewith the Board is authorized to appoint any person to sign any instrument of transfer on behalf of such Shareholder. Each Shareholder shall be bound by the determination of the Company to repurchase such shares or fractions thereof. If the Company determines to repurchase any such shares or fractions, the Company shall give written notice to each Shareholder concerned accompanied by a cheque or warrant for the repurchase price and the relevant shares, fractions and certificates in respect thereof shall thereupon be cancelled.

REDUCTION OF CAPITAL

59.	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Ordinary Resolution authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

60.	In relation to any such reduction the Company may by Ordinary Resolution determine the terms upon which such reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS

61. (a)	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts (“Annual General Meetings”) at such times and places subject to the limitation set out below as the Board shall appoint. The Board may whenever it thinks fit, and shall when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called “Special General Meetings”. Any such Annual General Meeting or Special General Meeting shall be held at the Registered Office of the Company in Bermuda or such other location suitable for such purpose but in no event shall any such Annual General Meeting or Special General Meeting be held in Norway or the United Kingdom.

(b)	Except in the case of the removal of auditors and directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting, be done by resolution in writing, signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of, a simple majority of all of the Shareholders (or such greater majority as is required by the Companies Acts or these Bye-Laws). Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of, Shareholders in as many counterparts as may be necessary.

(c)	A resolution in writing is passed when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, such number of the Shareholders of the Company who at the date of the notice represent such majority of votes as would be required if the resolution had been voted on at a meeting of the Shareholders at which all Shareholders entitled to attend and vote thereat were present and voting.

(d)	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

(e)	Notice of any resolution to be made pursuant to this Bye-Law shall be given, and a copy of the resolution shall be circulated, to all Shareholders who would be entitled to attend a meeting and vote on the resolution in the same manner as that required for a notice of a meeting of the Shareholders at which the resolution could have been considered except that any requirement in the Companies Acts or these Bye-Laws as to the length of the period of notice shall not apply.

NOTICE OF GENERAL MEETINGS

62.	An Annual General Meeting shall be called with not less than seven days’ notice in writing and a Special General Meeting shall be called with not less than seven days’ notice in writing. The notice period shall be exclusive of the day on which the notice is served or deemed to be served and of the day on which the meeting to which it relates is to be held and shall specify the place, day and time of the meeting, and in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 165, 166, 166A and 167 to all Shareholders. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an Annual General Meeting by all the Shareholders entitled to attend and vote thereat;

(b)	in the case of any other meeting by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right;

provided that notwithstanding any provision of these Bye-Laws, no Shareholder shall be entitled to attend any general meeting unless notice in writing of the intention to attend and vote in person or by proxy signed by or on behalf of the Shareholder (together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof) addressed to the Secretary is deposited (by post, courier, facsimile transmission or other electronic means) at the Registered Office at least 48 hours before the time appointed for holding the general meeting or adjournment thereof.

63.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to or the non-receipt of notice of a meeting or such instrument of proxy by any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

64.	The Board may convene a Special General Meeting whenever it thinks fit. A Special General Meeting shall also be convened by the Board on the written requisition of Shareholders holding at the date of the deposit of the requisition not less than one tenth in nominal value of the paid-up capital of the Company which as at the date of the deposit carries the right to vote at a general meeting of the Company. The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

PROCEEDINGS AT GENERAL MEETING

65.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated a part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders present in person or by proxy and entitled to vote (whatever the number of shares held by them) shall be a quorum for all purposes.

66.	If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than five days’ notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

67.	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such meeting shall constitute presence in person at such meeting.

68.	Each Director and the Company’s auditor and Secretary shall be entitled to attend and speak at any general meeting of the Company.

69.	The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no Chairman or President, or if at any general meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the general meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

70.	The chairman of the general meeting may, with the consent of those present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the general meeting from time to time and from place to place but no business shall be transacted at any adjourned general meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned general meeting shall be given as in the case of an original general meeting.

71.	Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

VOTING

72.	Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by Ordinary Resolution. In any case where an Ordinary Resolution or an Extraordinary Resolution is to be put to the Company, each Shareholder shall be entitled to communicate such Shareholder’s vote in the form of an electronic record.

73.	The Board may, with the sanction of an Ordinary Resolution if Shareholder approval is required in accordance with the Principal Act, amalgamate or merge the Company with another company (whether or not the Company is the surviving company and whether or not such an amalgamation or merger involves a change in the jurisdiction of the Company). The necessary quorum for consideration of any such Ordinary Resolution shall be as provided in Bye-Law 65.

74.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least three Shareholders present in person or represented by proxy; or

(c)	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to at least one-tenth of the total sum paid up on all such shares conferring such right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, or by a count of votes received in the form of electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

75.	A poll demanded for the purposes of electing a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time at such meeting as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

76.	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.

77.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the taking of the poll.

78.	On a poll, votes may be cast either personally or by proxy.

79.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

80.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

81.	In the case of any equality of votes at a general meeting, whether on a show of hands, a count of votes received in the form of electronic records or on a poll, the chairman of such general meeting shall not be entitled to a second or casting vote.

82.	Subject to the provisions of these Bye-Laws and to any special rights or restrictions as to voting for the time being attached to any shares, every Shareholder who is present in person or by proxy or proxies shall have one vote for every share of which he is the holder.

83.	In the case of joint holders of a share, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

84.	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

85.	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

86.	If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the general meeting and shall only vitiate the decision of the general meeting on any resolution if the chairman decides that the same may have affected the decision of the general meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

87.

A Shareholder may appoint one or more proxies to attend at a general meeting of the Company and to vote on his behalf and/or execute resolutions in writing on his behalf and proxies appointed by a single Shareholder need not all exercise their vote in the same manner. Provided that for all purposes of these Bye-Laws an instrument of proxy may with the sanction of the Board be in the form of an electronic record. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a body corporate, the instrument authorizing a representative shall be in writing either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

88.	Any Shareholder may appoint a standing proxy or (if a body corporate) representative by depositing at the Registered Office a proxy or (if a body corporate) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office which, if permitted by the Principal Act, may be in the form of an electronic record. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect of which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

89.	Subject to Bye-Law 88, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office which, if permitted by the Principal Act may be in the form of an electronic record, at the place of the general meeting, or at such place as may be specified in the notice convening the general meeting or in any notice of any adjournment, or, in either case, or the case of a written resolution, in any document sent therewith, prior to the holding of the general meeting or adjourned general meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequent to the date of a general meeting or adjourned general meeting, before the time appointed for the taking of the poll or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

90.	Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any general meeting or any written resolution, forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the general meeting as for the general meeting to which it relates.

91.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office which, if permitted by the Principal Act may be in the form of an electronic record, the place of the meeting or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith before the commencement of the general meeting or adjourned general meeting, or the taking of the poll, at which the instrument of proxy is used.

92.	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

93.	Notwithstanding any other provisions of these Bye-Laws, any Shareholder may appoint an irrevocable proxy by depositing at the Registered Office an irrevocable proxy and such irrevocable proxy shall be valid for all general meetings and adjournments thereof, or resolutions in writing, as the case may be, until terminated in accordance with its own terms, or until written notice of termination is received at the Registered Office signed by the proxy. The instrument creating the irrevocable proxy shall recite that it is constituted as such and shall confirm that it is granted with an interest. The operation of an irrevocable proxy shall not be suspended at any general meeting or adjournment thereof at which the Shareholder who has appointed such proxy is present and the Shareholder may not specially appoint another proxy to vote himself in respect of any shares which are the subject of the irrevocable proxy.

APPOINTMENT AND REMOVAL OF DIRECTORS

94.	The size of the Board shall be determined in accordance with Bye-Law 95.

95.	Provided that Hemen’s Percentage Interest is equal to or exceeds five per cent. (and has not previously fallen below five per cent.), the Company shall not have more than seven Directors without the prior written consent of Hemen and approval by Ordinary Resolution. In the event that Hemen’s Percentage Interest falls below five per cent., the number of Directors shall be such number as the Company by Ordinary Resolution may from time to time determine.

96.	Provided that Hemen’s Percentage Interest is equal to or exceeds ten per cent. (and has not previously fallen below ten per cent.), Hemen shall have the right from the Plan Effective Date to:

(a)	appoint two persons as Hemen Directors, of whom one shall be the Chairman; and

(b)	appoint two persons as Independent Nominees, provided that the other Directors are given reasonable opportunity to meet and consult with Hemen and such Independent Nominees prior to their appointment to the Board.

97.	Provided that Hemen’s Percentage Interest is equal to or exceeds five per cent. but is less than ten per cent. (and has not previously fallen below five per cent.), Hemen shall have the right from the Plan Effective Date to:

(a)	appoint one person as a Hemen Director, who shall be the Chairman; and

(b)	appoint two persons as Independent Nominees, provided that the other Directors are given reasonable opportunity to meet and consult with Hemen and such Independent Nominees prior to their appointment to the Board.

98.	The majority of all the Directors, when taken together, shall not be resident in the United Kingdom.

99.	Provided that Centerbridge retains at least 50 per cent. of the Initial Centerbridge Investment (and has not previously held less than 50 per cent. of the Initial Centerbridge Investment), Centerbridge shall have the right from the Plan Effective Date to appoint one person as a Centerbridge Director, including at the time of the first election of Directors that follows the first anniversary of the Plan Effective Date (but not at any subsequent election). From the second election of Directors which takes place following the first anniversary of the Plan Effective Date (and subsequent elections thereafter), Centerbridge shall no longer have the right to appoint a Centerbridge Director.

100.	Provided that the Select Commitment Parties retain at least 50 per cent. of the Initial Select Commitment Parties’ Investment (and have not previously held less than 50 per cent. of the Initial Select Commitment Parties’ Investment), the Select Commitment Parties, acting by a majority shall have the right from the Plan Effective Date until immediately prior to the first Annual General Meeting after the Plan Effective Date to appoint one Select Commitment Parties Director.

101.

Hemen, Centerbridge and the Select Commitment Parties, acting by a majority of each of Hemen, Centerbridge and the Select Commitment Parties, shall have the right from the Plan Effective Date to appoint one Joint Designee Director. The New Commitment

Parties shall have the right to suggest up to three candidates for the position of Joint Designee Director, which candidates will be considered by Hemen, Centerbridge and the Select Commitment Parties when determining the identity of the Joint Designee Director, provided that the New Commitment Parties will provide the names of the suggested candidates to Hemen, Centerbridge and the Select Commitment Parties not less than ten Business Days in advance of the proposed date of appointment of the Joint Designee Director. Prior to appointing the Joint Designee Director, Hemen, Centerbridge and the Select Commitment Parties will deliver written notice of the proposed identity of the Joint Designee Director to the Ad Hoc Group Parties (with separate notice to the outside legal counsel of the Ad Hoc Group Parties) and Barclays not less than three Business Days in advance of the proposed date of appointment of the Joint Designee Director, and shall take into consideration any objections raised by the New Commitment Parties as to the identity of the Joint Designee Director. Notwithstanding the foregoing, each of Hemen, Centerbridge and the Select Commitment Parties shall not unreasonably withhold its consent to any appointment of such Joint Designee Director.

102.	Subject to these Bye-Laws, the Shareholders by Ordinary Resolution may elect or appoint a person to act as the sole Director of the Company, and the sole Director may be a Corporate Director.

103.	All Investor Appointed Directors shall be appointed by written notice delivered to the Registered Office. In the case of the initial Investor Appointed Directors, such Directors shall be appointed by written notice delivered to the Registered Office no later than 10 Business Days after the Plan Effective Date (the “Specified Time”). Subject to the following sentence, in the event that an Investor fails to deliver such written notice in the manner specified within the Specified Time, such Investor shall be deemed to have waived its right to appoint a person to the Board as a Director and the vacancy in the number of Directors caused by such deemed waiver shall be filled as the Company by Ordinary Resolution may from time to time determine. An Investor shall be entitled to waive its right to appoint a person to the Board as a Director, or to confirm that its right to appoint a person to the Board as a Director shall not be deemed to have been waived pursuant to the preceding sentence, by written notice delivered to the Registered Office within the Specified Time. On and from the first Annual General Meeting following the first anniversary of the Plan Effective Date, and at each subsequent Annual General Meeting, all Directors (except as expressly provided otherwise in Bye-Law 96 and Bye-Law 97 with respect to the Hemen Directors and the Independent Nominees, and Bye-Law 99 with respect to the Centerbridge Director) shall be subject to re-election by Ordinary Resolution at each Annual General Meeting. From and after such time as Centerbridge ceases to have the right to appoint the Centerbridge Director pursuant to Bye-Law 99, such Director shall be subject to re-election by Ordinary Resolution at each Annual General Meeting. From and after such time as Hemen ceases to have the right to appoint a Hemen Director or Independent Nominee pursuant to Bye-Law 96 or Bye-Law 97, the Director(s) with respect to which Hemen ceased to have an appointment right shall be subject to re-election by Ordinary Resolution at each Annual General Meeting.

104.	Subject to Bye-Laws 94 to 103, the Shareholders may at the Annual General Meeting and in a general meeting by Ordinary Resolution determine the minimum and the maximum number of Directors and may by Ordinary Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to Bye-Laws 94 to 103 or the power of the Company in a general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy (including a vacancy created by the resignation or removal of an Investor Appointed Director only if he or she is not replaced by the relevant Investor within 10 Business Days of the vacancy being created).

105.	The Company may in a Special General Meeting called for that purpose remove a Director (other than an Investor Appointed Director), provided notice of any such Special General Meeting shall be served upon the Director concerned not less than fourteen days before the Special General Meeting and he shall be entitled to be heard at that Special General Meeting. Any vacancy created by the removal of a Director (other than an Investor Appointed Director) at a Special General Meeting may be filled at the Special General Meeting by the election of another person as Director in his place or, in the absence of any such election, by the Board.

RESIGNATION, REMOVAL AND DISQUALIFICATION OF DIRECTORS

106.	The Investor or Investors entitled to appoint an Investor Appointed Director shall have the right at any time, by notice in writing to the Registered Office, to remove any such Investor Appointed Director and may (subject to these Bye-Laws) appoint a new Investor Appointed Director in his or her place.

107.	Subject to the Principal Act and these Bye-Laws, each Director shall (except in the case of any Investor Appointed Director) hold office for such term as the Shareholders may determine, and shall serve until re-elected or re-appointed or until his or her successor is elected or appointed in accordance with these Bye-Laws or their office is otherwise vacated.

108.	The office of a Director shall be vacated upon the happening of any of the following events:

(a)	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b)	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that he shall be removed from office;

(c)	if he becomes bankrupt or compounds with his creditors;

(d)	if he is prohibited by law from being a Director; or

(e)	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

109.	If a Director ceases to be a Director for any reason, he or she will also automatically cease to be a member of any committee of the Directors of which he or she is a member.

110.	Any Investor who removes an Investor Appointed Director from office under these Bye-Laws shall indemnify the Company against any claim made by such Investor Appointed Director, whether for compensation for loss of office, wrongful dismissal or otherwise, which arises out of that Investor Appointed Director ceasing to hold office, provided, however, that the provisions of this Bye-Law shall not apply to any existing claims against the Company, or to any claims arising out of or resulting from the Company’s bad faith, negligence or willful misconduct.

ALTERNATE DIRECTORS

111. (a)	Subject to these Bye-Laws, the Company may by Ordinary Resolution elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office which, if permitted by the Principal Act may be in the form of an electronic record, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Ordinary Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. A Director may also be appointed to represent another Director and may represent more than one Director.

(b)	The appointment of an Alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director. No resident of the United Kingdom may be elected or appointed as an Alternate Director and no person who is physically located in the United Kingdom during a meeting of the Board may act as an Alternate Director at such meeting.

(c)	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

(d)	Every person acting as an Alternate Director shall when performing the functions of the Director for whom he is appointed in the alternate (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every Director representing another Director shall have one vote for each Director for whom he represents in addition to his own vote as a Director. The signature of an Alternate Director to any Resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND ADDITIONAL REMUNERATION AND EXPENSES

112.	The amount, if any, of Directors’ fees shall from time to time be determined by the Company by Ordinary Resolution and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses properly incurred in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

DIRECTORS’ INTERESTS

113. (a)	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

(b)	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(c)	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and may be a director or other officer of, employed by, a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other body corporate held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors or officers of such other body corporate, or voting or providing for the payment of remuneration to the directors or officers of such other body corporate.

(d)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(e)	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer who has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

114.	Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company as are not, by the Companies Acts or these Bye-Laws, required to be exercised by the Company in general meeting. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. To the extent permitted by the Companies Acts, the Board may agree that the Company shall not exercise, in whole or in part, any of the powers in the Companies Acts that are reserved to Shareholders. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

115.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

116.	All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

117.	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any Director or Officer (whether or not an employee) and any person including:

(a)	who has held any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such Subsidiary or Affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person in connection with the provision of pensions; and

(b)	subject to the Companies Acts, the Board may also establish and maintain an Employees’ Share Scheme approved by Ordinary Resolution and (if an Employees’ Share Scheme so provides) contribute to any Employees’ Share Scheme for the purchase by the Company or transfer, allotment or issue from the Company to trustees of shares in the Company, such shares to be held for the benefit of the scheme participants (including Directors and Officers) and lend money to such trustees or scheme participants to enable the purchase of such shares.

118.	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any, whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

119.	All acts done in good faith by the Board, any Director, any Alternate Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

DELEGATION OF THE BOARD’S POWERS AND COMMITTEES

120.	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such power, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such delegation of power, but no person dealing in good faith with such delegate without notice of such revocation or variation shall be affected by such revocation or variation.

121.	Subject to these Bye-Laws, the Board may entrust to and confer upon any Director or officer or, without prejudice to the provisions of Bye-Law 122, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

122.	The Board may delegate any of its powers, authorities or discretions (including, without limitation, the power to sub-delegate) to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that, where possible in accordance with these Bye-Laws, such committee shall not comprise of a person or a majority of persons who are resident in the United Kingdom. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board. The Board may revoke or vary any such delegation of its powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

123.	The Board may authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

124.	Subject to any applicable independence requirements of the New York Stock Exchange, the Oslo Stock Exchange and/or the Exchange Act in relation to Directors, for as long as Hemen’s Percentage Interest equals or exceeds five per cent. Hemen shall have the right to appoint at least one Hemen Director to each committee formed by the Directors in accordance with these Bye-Laws.

125.	In the event that Hemen’s Percentage Interest exceeds five per cent. (and has not previously fallen below five per cent.), the Directors may not form new committees, or increase the size of existing committees, without the written consent of Hemen (such consent not to be unreasonably withheld or delayed).

PROCEEDINGS OF THE BOARD

126.	The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit, provided that:

(a)	any physical meeting of the Board shall not take place in Norway or the United Kingdom;

(b)	for the purpose of any meeting of the Board or any committee of the Board held by electronic means in accordance with Bye-Law 134, the majority of Directors participating in the meeting (including the Chairman) shall not be physically located in the United Kingdom; and

(c)	for the purpose of any meeting of the Board or any committee of the Board held by electronic means in accordance with Bye-Law 134, the Board shall use all reasonable endeavours to ensure that no such meeting is deemed to be held in Norway.

127.	Subject to these Bye-Laws, questions arising at any meeting shall be determined by a majority of votes cast. No Director (including the Chairman, if any, of the Board) shall be entitled to a second or casting vote. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

128.	Notice of a Board meeting shall be deemed to be duly given to a Director if it is sent to him by post, cable, telex, telecopier, electronic means or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. Written notice of Board meetings shall be given with reasonable notice being not less than 24 hours whenever practicable.

129. (a)	The quorum necessary for the transaction of the business of the Board shall be a majority in number of those Directors who are neither: (i) resident in the United Kingdom for the purpose of Bye-Law 98; nor (ii) present in the United Kingdom, provided that at least three Independent Directors are present. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(b)	If a quorum is not present within a half hour of the scheduled start time of the meeting of the Board, the meeting of the Board shall be adjourned and shall be convened again after 72 hours, provided that where the business to be transacted at such meeting is deemed by the Chairman to be urgent the meeting shall be convened again after 24 hours, and the Directors present at such adjourned meeting shall be a quorum.

(c)	Subject to the provisions of Bye-Law 113, a Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present. No such contract, transaction or arrangement or proposed contract, transaction or arrangement shall be void or voidable by reason only that such Director voted on it or was counted in the quorum of the relevant meeting.

130.	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

131. (a)	The Hemen Director who is Chairman in accordance with Bye-Laws 96 and 97 shall act as Chairman at any meeting of the Board; and

(b)	if Hemen has not appointed a Hemen Director to be Chairman or such Chairman is not present, the Chairman of a meeting of the Board shall be appointed or elected by a majority of the Directors present at the meeting.

132.	The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

133.	All business of the Company shall be conducted at first instance at a meeting of the Board or a meeting of a committee in accordance with these Bye-Laws. If it is not reasonably practicable to convene such a meeting, a resolution in writing signed by (or in the case of a Corporate Director, on behalf of) all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being, which may be in counterparts, shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted, provided that a written resolution signed by any Director or member of a committee who is present in the United Kingdom at the time at which the resolution is signed by him will be invalid. A written resolution shall be effective on the date on which the resolution is signed by (or in the case of a Corporate Director, on behalf of) the last Director.

134.	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. A meeting of the Board or committee appointed by the Board held in the foregoing manner shall be deemed to take place at the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates which place shall, so far as reasonably practicable, be at the Registered Office of the Company or at an office of one of the group of companies of which the Company is a part, located outside of the United Kingdom. In no event shall the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, the place where the chairman of the meeting participates, be located in the United Kingdom. The Board or relevant committee shall use its best endeavours to ensure that any such meeting is not deemed to have been held in Norway, and the fact that one or more Directors may be present at such teleconference by virtue of his being physically in Norway shall not deem such meeting to have taken place in Norway.

135.	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.

136.	A Corporate Director may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

137.	Notwithstanding the foregoing, the Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a Corporate Director.

OFFICERS

138.	The Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

CONFIDENTIALITY AND EXTERNAL COMMUNICATIONS

139.	Each Director (including any Corporate Director), Alternate Director, Officer and each person appointed to act as a member of any committee established pursuant to the authority contained in Bye-law 122 shall be subject to a continuing obligation of confidence to the Company. All external communications regarding the business affairs of the Company shall be subject to the terms of the code of conduct for the Directors, Officers, committee members and employees of the Company adopted by the Board from time to time.

MINUTES

140.	The Directors shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

(c)	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees; and

(d)	all proceedings of managers (if any).

SECRETARY AND RESIDENT REPRESENTATIVE

141.	The Secretary and Resident Representative shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board.

The duties of the Secretary and Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

142.	A provision of the Companies Acts or these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

143. (a)	The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

(b)	The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-Laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

DIVIDENDS AND OTHER PAYMENTS

144.	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company in the opinion of the Board, justifies such payment.

145.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

(b)	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

146.	The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

147.	No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company unless otherwise provided by the rights attached to such share.

148.	Any dividend distribution, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the mail addressed to the holder at his address in the Register or, as the case may be, a Branch Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register or, as the case may be, a Branch Register in respect of the shares at his registered address as appearing in the Register or, as the case may be, a Branch Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register or, as the case may be, the Branch Register in respect of such shares, and shall be sent at his or their risk, and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

149.	Any dividend or proceeds of share repurchase or distribution out of contributed surplus unclaimed for a period of three years from the date of declaration of such dividend or proceeds of share repurchase or distribution shall be forfeited and shall revert to the Company, and the payment by the Board of any unclaimed dividend, distribution, interest or proceeds of share repurchase or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

150.	The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of any other body corporate, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

151.	The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALIZATION OF PROFITS

152.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

153.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

154.	Where any difficulty arises in regard to any distribution under Bye-Law 152, the Board may settle the same as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions, may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so, or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

155.	Notwithstanding any other provision of these Bye-Laws the Directors may fix any date as the record date for:

(a)	determining the Shareholders entitled to receive any dividend or other distribution and such record date may be on, or not more than 30 days before or after, any date on which such dividend or distribution is declared;

(b)	determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

ACCOUNTING RECORDS—INFORMATION

156.	The Board shall cause to be kept accounting records sufficient to give a fair presentation in all material respects of the state of the Company’s affairs and to show and explain its transactions in accordance with the Companies Acts.

157.	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit and shall at all times be open to inspection by the Directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as required by any Listing Exchange, by law, by regulations or as authorized by the Board or by Ordinary Resolution.

158.	Save and to the extent that the same is waived in the manner permitted by the Companies Acts, a copy of the financial statements which are to be laid before the Company in general meeting, together with a copy of the auditor’s report, shall be sent to each person entitled thereto by sending it through the mail (by airmail where applicable) in a prepaid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address or by sending it by way of an electronic e-mail in accordance with the Electronic Transactions Act at the email address for such Shareholder as he shall have provided for this purpose for registration in the Register in accordance with the requirements of the Companies Acts and (without prejudice to the generality of Bye-Law 165) the requirements of this Bye-Law shall be met by the publication of the relevant document as an electronic record on a website designated for the purpose by the Company.

AUDIT

159.	Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine, save that the fees of the auditor shall be determined by Ordinary Resolution.

ACCESS TO MANAGEMENT AND INFORMATION RIGHTS

160.	For so long as any Notes are outstanding, the Company shall provide to each Investor such information as the Company is obliged to provide to the Trustee or otherwise make available pursuant to Article 4.03 (or any successor provision) of the Notes Indenture (unless such Investor notifies the Company that it does not desire to receive such information or a portion thereof). All information provided in accordance with this Bye-Law will be provided to Investors no later than such information is provided under the terms of the Notes Indenture.

161.	In the event that an Investor’s Percentage Interest is equal to or exceeds five per cent., such Investor (including its authorized representatives) shall, insofar as permitted under applicable laws, have, upon reasonable notice to the Company, a right of reasonable access to visit and inspect any property owned by the Company or any of its Subsidiaries, including books of account and other records and to discuss the affairs, finances and accounts relating to such properties with the relevant Officer of the Company. Access shall be available during normal business hours only and shall not interfere unreasonably with the usual conduct of the Company or its Subsidiaries.

162.	Subject to Bye-Law 160, to the extent that an Investor’s Percentage Interest is equal to or exceeds ten per cent., the Company shall, upon request, provide to each such Investor (or in the case of Hemen, a Hemen Director to provide to Hemen) any and all written information provided to the Board at substantially the same time as the Board first receives such information.

163.	Bye-Law 162 shall apply only to the extent that the Company is satisfied that each such Investor to which information is to be provided: (i) is subject to appropriate confidentiality arrangements; (ii) is restricted from dealing in the Company’s Equity Securities; (iii) does not possess cleansing rights against the Company; and (iv) may receive the information pursuant to applicable laws.

164.	Nothing in these Bye-Laws shall oblige the Company or any of its Subsidiaries, Directors, Officers, employees or the agents of any of them to provide or disclose any non-public, price-sensitive information, information which is confidential to the Company or any of its Subsidiaries, or information prohibited from disclosure by applicable law (including each Director’s fiduciary duties).

SERVICE OF NOTICES AND OTHER DOCUMENTS

165.	Any notice or other document (including a share certificate) shall be in writing (except where otherwise expressly stated) and may be served on or delivered to any Shareholder by the Company either personally or by sending it through the mail (by airmail where applicable) in a prepaid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address or by sending it by way of an electronic e-mail in accordance with the Electronic Transactions Act at the email address for such Shareholder as he shall have provided for this purpose for registration in the Register. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by mail shall be deemed to have been served or delivered two Business Days after it was put in the mail; and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the mail. Any notice or document delivered in electronic record form shall be deemed to be served on delivery twenty-four hours after its dispatch and in proving service of delivery it shall be sufficient to prove that the notice or document was sent to the electronic mail address as appearing in the Register.

166.	Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his postal or electronic address as appearing in the Register or any other address given by him to the Company for this purpose. The Shareholders are obliged to keep the Company advised of any change of postal address and e-mail address for service of notice and other documents.

166A(1)	A Shareholder may provide to the Company an address or number for the purposes of communication with such Shareholder by electronic means (an “electronic address”), and in any case where a Shareholder has provided to the Company an electronic address, the Company may deliver to the Shareholder any notice or other document required to be provided to such Shareholder under the Companies Acts or these Bye-Laws by the delivery of an electronic record of the notice or document, and such electronic record shall be deemed to have been delivered to a Shareholder when it is sent to the electronic address provided by such Shareholder.

166A(2)	Notwithstanding any other provision of these Bye-Laws, any document required to be provided to a Shareholder by the Company may be provided by the Company sending to a Shareholder a notice pursuant to Bye-Law 165 or Bye-Law 166A(1) notifying such Shareholder that the Company intends to publish such document on a website designated by the Company, and such document shall be deemed to have been provided to such Shareholder when it is published on such website.

166A(3)	By virtue of this Bye-Law 166A(3), each Shareholder shall be deemed to have agreed for all purposes of the Companies Acts and these Bye-Laws that, subject to notification in each case pursuant to Bye-Law 166A(2), such Shareholder may be provided by the Company with all documents of any kind to be provided under the Companies Acts or these Bye-Laws (including any documents accompanying any other document) by accessing such documents on a website designated by the Company for the purpose, instead of the documents being provided by any other means.

167.	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has received notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

WINDING UP

168.	If the Company shall be wound up, the liquidator may, with the sanction of an Extraordinary Resolution and any other sanction required by the Companies Acts, divide among the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

169.	No Director, Alternate Director, Officer, member of a committee authorized under Bye-Law 122, Resident Representative of the Company or their respective heirs, executors or administrators shall be liable for any acts, receipts, neglects, or defaults of them, of any other such person or of any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

170.	Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 122, Resident Representative of the Company or their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

171.	Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 122, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 122, Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

172.	To the extent that any Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 122, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

173.	The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-Laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorized under Bye-Law 122, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-Law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

174.	Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

175.	Each Shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorized under Bye-Law 122, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

176.	The restrictions on liability, indemnities and waivers provided for in Bye-Laws 169 to 175 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.

177.	The restrictions on liability, indemnities and waivers contained in Bye-Laws 169 to 175 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

ALTERATION OF BYE-LAWS

178.	For as long as Hemen’s Percentage Interest is equal to or exceeds five per cent., the Company shall not, without the prior written consent of Hemen, amend these Bye-Laws or its memorandum of association in any way that would modify or otherwise affect: (i) Hemen’s right to appoint the Hemen Directors and/or the Independent Nominees; or (ii) the rights and powers of the Hemen Directors and/or the Independent Nominees once appointed.

179.	For as long as Centerbridge retains at least 50 per cent. of the Initial Centerbridge Investment, the Company shall not, without the prior written consent of Centerbridge, amend these Bye-Laws or its memorandum of association in any way that would modify or otherwise negatively impact: (i) Centerbridge’s right to appoint the Centerbridge Director; or (ii) the rights and powers of the Centerbridge Director once appointed.

180.	Subject to Bye-Laws 178 and 179, these Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts, provided that any such amendment shall only become operative to the extent that it has been confirmed by Ordinary Resolution.